Exhibit 2

UNITED MEXICAN STATES

€1,500,000,000 1.875% GLOBAL NOTES DUE 2022

€1,000,000,000 3.375% GLOBAL NOTES DUE 2031

February 16, 2016

Secretaría de Hacienda y Crédito Público

Unidad de Crédito Público

Insurgentes Sur 1971

Torre III, Piso 7

Colonia Guadalupe Inn

Delegación Álvaro Obregón

01020 Ciudad de México

México

Subject in all respects to the terms and conditions contained in the Underwriting Terms (as defined below), the undersigned (the “Underwriters”) severally and not jointly agree to purchase, and the United Mexican States (“Mexico”) agrees to sell, the principal amount set forth in Annex I hereto of (i) 1.875% Global Notes due 2022 (the “2022 Notes”) and (ii) 3.375% Global Notes due 2031 (the “2031 Notes”, and, together with the 2022 Notes, the “Notes”) of Mexico, having the terms set forth in the Prospectus Supplement dated the date hereof attached hereto as Annex II (the “Prospectus Supplement”), at the Purchase Price set forth in the Prospectus Supplement and described herein under “Payment” below. For purposes of this Terms Agreement (as defined below), “Underwriting Terms” means the Underwriting Terms, dated February 2016 and attached hereto as Schedule A and incorporated by reference as an exhibit to Mexico’s Registration Statement under Schedule B of the Securities Act of 1933 (Nos. 333-204638 and 333-209421) (the “Registration Statement”), and incorporated by reference herein as if fully set forth herein, as modified by the terms and conditions of this Terms Agreement (this “Terms Agreement”), and all references to “Debt Securities” in the Underwriting Terms shall be references to the Notes. In the event of any conflict between the Underwriting Terms and this Terms Agreement, this Terms Agreement shall govern. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Prospectus Supplement and the Underwriting Terms:

Closing Date and Time:	February 23, 2016 (T+5), 12:00 p.m., London time.

Names and Addresses of the Underwriters:

Barclays Bank PLC, 5 The North Colonnade, Canary Wharf, E14 4BB London, United Kingdom

BNP Paribas, 10 Harewood Avenue, London, NW1 6AA, United Kingdom (Attention: Fixed Income Syndicate)

Credit Suisse Securities (Europe) Limited, One Cabot Square, E14 4QJ London, United Kingdom

UBS Limited, 1 Finsbury Avenue, EC2M 2PP London, United Kingdom

Payment:	The Underwriters will pay or cause to be paid to Mexico the Purchase Price for the Notes (being the aggregate amount payable for the Notes calculated at the Issue Price, plus accrued interest on the Notes, if any, from the date specified for such Notes in the Prospectus Supplement, less the discount for the Notes specified in the Prospectus Supplement). Such payment shall be made in euros in immediately available funds to an account designated by Mexico.

Place of Delivery of the Notes:	The closing shall be held at the New York office of Cleary Gottlieb Steen & Hamilton LLP.

Period during which additional debt securities may not be sold pursuant to Section 4(l) of the Underwriting Terms:	None.

Force Majeure Provision:	☐ Section 7(a) of the Underwriting Terms ☒ Section 7(b) of the Underwriting Terms

Stabilization:	In connection with the offering of the Notes, Barclays Bank PLC or BNP Paribas (the “Stabilizing Underwriters”) (or any person acting on behalf of the Stabilizing Underwriters) may, to the extent permitted by applicable laws, over-allot or effect transactions in the open market or otherwise in connection with the distribution of the Notes with a view to stabilizing or maintaining the market price of the Notes at levels other than those which might otherwise prevail in the open market, but in doing so the Underwriters shall act as principal and not as agent of Mexico. Such transactions, if commenced, may begin on or after the date on which adequate public disclosure of the final terms of the Notes is made, and if begun may be discontinued at any time. Stabilization activities in United Kingdom, if any, must be brought to an end no later than the earlier of 30 days after the Issue Date of the Notes and 60 days after the date of the allotment of the Notes. As between Mexico and the Underwriters, any loss resulting from stabilization shall be borne, and any profit arising therefrom shall be retained, by the Underwriters.

Expenses:	Notwithstanding Section 4(k) of the Underwriting Terms, the Underwriters have agreed to pay certain of Mexico’s expenses as set forth in a letter to be dated the date hereof and signed by Mexico and the Underwriters.

Time of Sale:	5:09 p.m., London time.

Additional Provisions:	Notwithstanding any other term of this Terms Agreement or any other agreements, arrangements, or understandings between a Foreign Underwriter (as defined below) and Mexico, each party hereto acknowledges, accepts, and agrees to be bound by: (i) the effect of any exercise of write-down and conversion powers as defined in relation to the relevant Bail-in Legislation (as defined below) (“Bail-in Powers”) by the resolution authority with the ability to exercise Bail-in Powers in relation to any Foreign Underwriter (the “Relevant Resolution Authority”) in relation to any liability as defined under the applicable Bail-in Legislation (a “BRRD Liability”) of any Foreign Underwriter to Mexico

under this Terms Agreement, that (without limitation) may include and result in any of the following, or some combination thereof: (a) the reduction of all, or a portion, of such BRRD Liability or outstanding amounts due thereon; (b) the conversion of all, or a portion, of such BRRD Liability into shares, other securities or other obligations of any Foreign Underwriter or another person (and the issue to or conferral on Mexico of such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of this Terms Agreement; (c) the cancellation of such BRRD Liability; or (d) the amendment or alteration of the amounts due in relation to the BRRD Liability of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and (ii) the variation of the terms of this Terms Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

“Bail-in Legislation” means, in relation to a member state of the European Economic Area which has implemented, or which at any time implements, Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time. “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/. “Foreign Underwriter” means each Underwriter which qualifies as an institution or entity referred to in paragraphs (a), (b), (c) or (d) of Article 1(1) of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as implemented in the Bail-in Legislation.

The execution of this Agreement on behalf of all parties hereto will constitute acceptance by each Manager of the ICMA Agreement Among Managers New York Version 1.

This Terms Agreement supersedes all prior agreements and understandings (whether written or oral) between Mexico and the Underwriters, or any of them, with respect to the subject matter hereof.

THIS TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, EXCEPT THAT ALL MATTERS GOVERNING AUTHORIZATION AND EXECUTION OF THIS TERMS AGREEMENT BY MEXICO SHALL BE GOVERNED BY THE LAW OF MEXICO.

This Terms Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Terms Agreement as of the day and year first above written.

BARCLAYS BANK PLC

By:	/s/ SEAN WHITE
Name: Sean White
Title: Legal UK & Europe / Authorised to Sign

BNP PARIBAS

By:	/s/ HUGH PRYSE-DAVIES
Name: Hugh Pryse-Davies
Title: Duly Authorised Signatory

By:	/s/ BENEDICT FOSTER
Name: Benedict Foster
Title: Authorised Signatory

CREDIT SUISSE SECURITIES (EUROPE) LIMITED

By:	/s/ RICHARD JOHNSON
Name: Richard Johnson
Title: Director

By:	/s/ DHIREN SHAH
Name: Dhiren Shah
Title: Director

UBS LIMITED

By:	/s/ PHAIK KHAW
Name: Phaik Khaw
Title: Director

By:	/s/ NICHOLAS LEWIS
Name: Nicholas Lewis
Title: Executive Director

[Signature Page to the Terms Agreement]

Accepted:

UNITED MEXICAN STATES

By:	/s/ ALBERTO TORRES GARCÍA
	Name:	Alberto Torres García
	Title:	Deputy Undersecretary for Public
Credit of the Ministry of Finance and
Public Credit

Annex I

Underwriter	Principal Amount of 2022 Notes to be Purchased	Principal Amount of 2031 Notes to be Purchased
Barclays Bank PLC	€375,000,000	€250,000,000
BNP Paribas	€375,000,000	€250,000,000
Credit Suisse Securities (Europe) Limited	€375,000,000	€250,000,000
UBS Limited	€375,000,000	€250,000,000

Total:	€1,500,000,000	€1,000,000,000

Annex II

Prospectus Supplement, dated February 16, 2016

Exhibit A

Issuer Free Writing Prospectuses

Issuer Free Writing Prospectus, dated February 16, 2016, to be filed with the Commission in the form set forth in Exhibit B hereto.

Exhibit B

Term Sheet

Filed pursuant to Rule 433

Registration Statement Nos. 333-204638 and 333-209421

February 16, 2016

United Mexican States

Final Terms and Conditions

1.875% Notes due 2022

Issuer:	United Mexican States

Transaction:	1.875% Notes due 2022 (the “2022 Notes”)

Issue Currency:	Euro

Issue Size:	€1,500,000,000

Ratings:	[Reserved]*

Maturity Date:	February 23, 2022

Pricing Date:	February 16, 2016

Settlement Date:

February 23, 2016 (T+5)

It is expected that delivery of the 2022 Notes will be made against payment therefor on the fifth day following the Pricing Date of the 2022 Notes (such settlement cycle being referred to herein as “T+5”). Trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade 2022 Notes on the date of pricing or the next three business days will be required, by virtue of the fact that the 2022 Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of 2022 Notes who wish to trade 2022 Notes on the date of pricing or the next three business days should consult their own advisors.

Coupon:	1.875%

Coupon Payment Frequency:	Annual

Issue Price:	99.384%, plus accrued interest, if any, from February 23, 2016

Yield:	1.985%

Re-offer Spread over Mid Swap:	180 bps

Reference Mid Swap Rate:	0.185%

Re-offer Spread over Benchmark:	222.300 bps

Reference Benchmark:	DBR 2.000% due January 4, 2022

Reference Benchmark Rate:	-0.239%

Interest Payment Dates:	February 23 of each year, commencing February 23, 2017 (subject to interest payment date convention disclosed in the prospectus supplement)

Optional Redemption:	Make-Whole Call calculated at German Government Bundesanleihe + 35 bps (at any time or from time to time prior to maturity upon giving no less than 30 days’ nor more than 60 days’ notice)

Gross Proceeds:	€1,490,760,000

Ranking:	Senior Unsecured

Governing Law:	New York law

Registration:	SEC Registered

Authorized Denominations:	€100,000 and integral multiples of €1,000 in excess thereof

Day Count:	Act/Act

Underwriters Discount:	0.140%

Listing/Trading:	Application will be made to the Luxembourg Stock Exchange—Euro MTF Market Luxembourg

ISIN:	XS1369322927

Common Code:	136932292

Joint Bookrunners /Allocation:	Barclays Bank PLC BNP Paribas Credit Suisse Securities (Europe) Limited UBS Limited	(25%) (25%) (25%) (25%)

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each securities rating should be evaluated independent of each other securities rating.

A prospectus dated February 8, 2016, accompanies this free writing prospectus and is available from the Securities and Exchange Commission’s website at http://www.sec.gov/Archives/edgar/data/101368/000119312516453142/d113915dsb.htm. A preliminary prospectus supplement, subject to completion, dated February 16, 2016, for the 2022 Notes, is available from the Securities and Exchange Commission’s website at http://www.sec.gov/Archives/edgar/data/101368/000119312516463779/d124275d424b2.htm.

The issuer has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Web site of the Securities and Exchange Commission at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Bank PLC toll free at +1-888-603-5847, BNP Paribas toll free at +1-800-854-5674, Credit Suisse Securities (Europe) Limited toll free at +1-800-221-1037, or UBS Limited at +44 (0) 20 7567-2477.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Filed pursuant to Rule 433

Registration Statement Nos. 333-204638 and 333-209421

February 16, 2016

United Mexican States

Final Terms and Conditions

3.375% Notes due 2031

Issuer:	United Mexican States

Transaction:	3.375% Notes due 2031 (the “2031 Notes”)

Issue Currency:	Euro

Issue Size:	€1,000,000,000

Ratings:	A3(stable)/BBB+(stable)/BBB+(stable) (Moody’s/Standard & Poor’s/Fitch)*

Maturity Date:	February 23, 2031

Pricing Date:	February 16, 2016

Settlement Date:

February 23, 2016 (T+5)

It is expected that delivery of the 2031 Notes will be made against payment therefor on the fifth day following the Pricing Date of the 2031 Notes (such settlement cycle being referred to herein as “T+5”). Trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade 2031 Notes on the date of pricing or the next three business days will be required, by virtue of the fact that the 2031 Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of 2031 Notes who wish to trade 2031 Notes on the date of pricing or the next three business days should consult their own advisors.

Coupon:	3.375%

Coupon Payment Frequency:	Annual

Issue Price:	99.433%, plus accrued interest, if any, from February 23, 2016

Yield:	3.424%

Re-offer Spread over Mid Swap:	245 bps

Reference Mid Swap Rate:	0.974%

Re-offer Spread over Benchmark:	315.800 bps

Reference Benchmark:	DBR 0.500% due February 15, 2026

Reference Benchmark Rate:	0.266%

Interest Payment Dates:	February 23 of each year, commencing February 23, 2017 (subject to interest payment date convention disclosed in the prospectus supplement)

Optional Redemption:	Make-Whole Call calculated at German Government Bundesanleihe + 50 bps (at any time or from time to time prior to maturity upon giving no less than 30 days’ nor more than 60 days’ notice)

Gross Proceeds:	€994,330,000

Ranking:	Senior Unsecured

Governing Law:	New York law

Registration:	SEC Registered

Authorized Denominations:	€100,000 and integral multiples of €1,000 in excess thereof

Day Count:	Act/Act

Underwriters Discount:	0.190%

Listing/Trading:	Application will be made to the Luxembourg Stock Exchange—Euro MTF Market Luxembourg

ISIN:	XS1369323149

Common Code:	136932314

Joint Bookrunners /Allocation:	Barclays Bank PLC BNP Paribas Credit Suisse Securities (Europe) Limited UBS Limited	(25%) (25%) (25%) (25%)

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each securities rating should be evaluated independent of each other securities rating.

A prospectus dated February 8, 2016, accompanies this free writing prospectus and is available from the Securities and Exchange Commission’s website at http://www.sec.gov/Archives/edgar/data/101368/000119312516453142/d113915dsb.htm. A preliminary prospectus supplement, subject to completion, dated February 16, 2016, for the 2031 Notes, is available from the Securities and Exchange Commission’s website at http://www.sec.gov/Archives/edgar/data/101368/000119312516463779/d124275d424b2.htm.

The issuer has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Web site of the Securities and Exchange Commission at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Bank PLC toll free at +1-888-603-5847, BNP Paribas toll free at +1-800-854-5674, Credit Suisse Securities (Europe) Limited toll free at +1-800-221-1037, or UBS Limited at +44 (0) 20 7567-2477.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

SCHEDULE A TO THE

TERMS AGREEMENT

UNITED MEXICAN STATES

UNDERWRITING TERMS

DATED FEBRUARY 2016

The United Mexican States (“Mexico”) proposes to issue and sell from time to time certain of its unsecured debt securities (the “Debt Securities”) that may be registered under the Registration Statement, as defined in Section 1(p) hereof. Each series of the Debt Securities issued on the date hereof (each, a “Series”), will be constituted under an amended and restated indenture, dated as of June 1, 2015, as amended from time to time after the date hereof (the “Indenture”), between Mexico and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), and an authorization delivered to the Trustee pursuant to Section 2.1(c) of the Indenture and applicable to such Series (each, an “Authorization” and, collectively, “Authorizations”). Unless otherwise specifically provided for and set forth in a Prospectus Supplement (as defined below), the Debt Securities denominated and payable in U.S. dollars will be issued in denominations of U.S. $2,000 and integral multiples of U.S. $1,000 in excess thereof. The authorized denominations of Debt Securities denominated in currencies (including composite currencies) other than U.S. dollars will be set forth in an applicable Prospectus Supplement. The Debt Securities may be issued in registered, book-entry or certificated form. The Debt Securities of each Series will have the interest rates, maturities and, if applicable, other terms set forth in the applicable Prospectus Supplement. The Debt Securities of each Series will be issued, and the terms thereof established, in accordance with the Indenture, the Authorization and the Terms Agreement (as defined in Section 2(a)). For the purposes of these underwriting terms (the “Underwriting Terms”), the term “Underwriter” shall refer to each underwriter that has agreed to severally purchase the Debt Securities and has executed the accompanying Terms Agreement with Mexico in respect of the sale and purchase of the Debt Securities. In acting under this Agreement, each Underwriter is acting individually and not jointly, unless otherwise specified in the Terms Agreement.

All references herein to “this Agreement” shall refer to the Terms Agreement, including these Underwriting Terms as incorporated therein.

All references in this Agreement to principal, premium and interest in respect of the Debt Securities shall, unless the context otherwise requires, be deemed to include all additional amounts, if any, payable in respect thereof as a result of any withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by Mexico or any political subdivision or any taxing authority in Mexico as set forth in the Debt Securities.

1. Representations and Warranties. Mexico represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1. Certain terms used in this Section 1 are defined in paragraph (p) hereof.

(a) Mexico meets the requirements for use of Schedule B under the Securities Act of 1933, as amended (the “Act”), is a seasoned foreign government within the meaning of Commission Release No. 33-6424 and has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on such Schedule, including a Base Prospectus, which has become effective for the registration under the Act for debt securities or warrants, including the Debt Securities. Such Registration Statement meets the requirements set forth in Commission Release No. 33-6424 and comply in all other material respects with such Release. Mexico has included in such Registration Statement, or has filed or will file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act, a Base Prospectus, including the plan of a distribution of the Debt Securities. In connection with the sale of the Debt Securities in the United States, Mexico proposes to file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act further supplements to the Base Prospectus (each, a “Prospectus Supplement”) specifying the principal amount, interest rates, maturity dates, any updates or amendments to the plan of distribution relating to the Debt Securities and, if appropriate, other terms of such Debt Securities sold pursuant hereto or the offering thereof.

(b) As of the Execution Date, on the Effective Date, when any supplement to the Prospectus is filed with the Commission and at the date of delivery by Mexico of the Debt Securities sold under this Agreement (the “Closing Date”), (i) the Registration Statement, and the Prospectus, as supplemented as of any such time, will comply in all material respects with the applicable requirements of the Act and the rules thereunder; (ii) all documents incorporated by reference into the Registration Statement, the Base Prospectus, the Pricing Prospectus or the Prospectus as filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) will comply in all material respects with the applicable requirements of the Exchange Act and the rules thereunder; (iii) the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (iv) the Prospectus, as supplemented as of any such time, and the Time of Sale Information (as defined in Section 1(p)), will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and each Issuer Free Writing Prospectus listed in Exhibit A to the Terms Agreement did not or will not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus; provided, however, that Mexico makes no representations or warranties as to the information contained in or omitted from the Registration Statement, the Pricing Prospectus or the Prospectus in reliance upon and in conformity with information furnished in writing to Mexico by any Underwriter specifically for inclusion in the Registration Statement, the Pricing Prospectus or the Prospectus.

(c) Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Time of Sale Information, except as set forth in or contemplated by the Registration Statement, the Prospectus and the Time of Sale Information and as of the Execution Date of this Agreement, there has not been any material adverse change in or affecting the financial, economic, political or other condition of Mexico.

(d) All necessary action by or on behalf of Mexico has been taken or will have been taken prior to the Closing Date, and prior to such date any necessary approvals or consents required under the laws of Mexico will have been duly obtained, and on such date will be in full force and effect, for the authorization, execution and delivery of this Agreement, the Indenture and each Authorization, for the issuance of Debt Securities under the Indenture and sale of Debt Securities by Mexico under this Agreement, including, without limitation, a Decree of the President of Mexico and the confirmation of authority (the “Confirmation of Authority”) issued by the Secretary of Finance and Public Credit.

(e) The Debt Securities have been duly authorized and, when executed and authenticated in accordance with the Indenture and delivered against payment therefor in accordance with this Agreement, will be entitled to the benefits of the Indenture and will constitute valid and legally binding, direct, general, unconditional and unsubordinated Public External Indebtedness of Mexico (as defined below) for which the full faith and credit of Mexico is pledged. The Debt Securities rank and will rank without any preference among themselves and equally with all other unsubordinated Public External Indebtedness of Mexico. It is understood that this provision shall not be construed so as to require Mexico to make payments under the Debt Securities ratably with payments being made under any other Public External Indebtedness. The Debt Securities and the Indenture will conform to the descriptions thereof in the Prospectus. “External Indebtedness” shall mean any Indebtedness that is a payment obligation or contingent liability payable in any currency other than the currency of Mexico (other than any such Indebtedness that is originally issued or incurred within Mexico). For this purpose, settlement of original issuance by delivery of Indebtedness (or the instruments evidencing such Indebtedness) within Mexico shall be deemed to be original issuance within Mexico. “Indebtedness” shall mean any payment obligation, including any contingent liability, of any person arising from bonds, debentures, notes or other securities. “Public External Indebtedness” shall mean any Public Indebtedness that is a payment obligation or contingent liability payable in any currency other than the currency of Mexico (other than any such Public Indebtedness that is originally issued or incurred within Mexico). For this purpose, settlement of original issuance by delivery of Public Indebtedness (or the instruments evidencing such Public Indebtedness) within Mexico shall be deemed to be original issuance within Mexico. “Public Indebtedness” shall mean any payment obligation, including any contingent liability, of any person arising from bonds, debentures, Debt Securities or other securities that (A) are, or were intended at the time of issuance to be, quoted, listed or traded on any securities exchange or other securities market (including, without limiting the generality of the foregoing, securities eligible for resale pursuant to Rule 144A under the Act (or any successor law or regulation of similar effect)) and (B) have an original maturity of more than one year or are combined with a commitment so that the original maturity of one year or less may be extended at the option of Mexico to a period in excess of one year.

(f) Other than as set forth in the Prospectus and the Time of Sale Information, there are no legal or governmental proceedings pending to which Mexico is a party or of which any of its properties is the subject which, if determined adversely to Mexico, would individually or in the aggregate have a material adverse effect on Mexico’s ability to perform its obligations under the Debt Securities, this Agreement, the Indenture and each Authorization; and, to the best of Mexico’s knowledge, no such proceedings have been threatened.

(g) Mexico is not in default in the payment of principal, interest or any other amounts owing on any obligation in respect of Indebtedness for money borrowed and Mexico has not received any notice of default (other than with respect to any failure to deliver periodically economic or financial information pursuant to agreements relating to Mexico’s Indebtedness) or acceleration with respect to any obligation in respect of Indebtedness for money borrowed; and the issuance and sale of the Debt Securities and the compliance by Mexico with all of the provisions of the Debt Securities, the Indenture, the Authorizations and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any treaty, convention, material agreement or material instrument to which Mexico is a party or by which it is bound and will not result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the revenues or assets of Mexico under any such agreement or instrument and will not infringe any law or regulation of Mexico.

(h)      (i) There is no tax, levy, deduction, charge or withholding imposed by Mexico or any political subdivision thereof either (A) on or by virtue of the execution, delivery or enforcement of this Agreement, the Indenture or the Authorizations or (B) on any payment to be made by Mexico under this Agreement or any payment of principal, premium, interest or additional amounts, if any, under any Debt Security, provided that such Debt Security is held by an individual or corporation that is not a resident of Mexico for tax purposes directly and not through a permanent establishment thereof for tax purposes in Mexico.

(ii) No stamp, registration or similar taxes or duties are payable by or on behalf of any Underwriter to Mexico or any political subdivision or taxing authority thereof or therein in connection with (A) the purchase by the Underwriters of Debt Securities or (B) the sale by any Underwriter of Debt Securities.

(i) The issuance of Debt Securities by Mexico under this Agreement and under the Indenture and the Authorizations complies with, and is within the limits set forth in, Mexico’s Federal Revenue Law in effect as of the Execution Date.

(j) The use by Mexico of the proceeds of any issue of Debt Securities would not impair Mexico’s obligations thereunder.

(k) Mexico has not made any offer relating to the Debt Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act, other than any such free writing prospectus relating to a specific offering of Debt Securities.

(l) At the earliest time after the filing of the Registration Statement (or the most recent post-effective amendment thereto), that Mexico or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act), and as of the Execution Date, Mexico was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act), without taking into account any determination by the Commission pursuant to Rule 405 that it is not necessary that Mexico be considered an “ineligible issuer.”

(m) Exhibit A to the Terms Agreement is a complete list of any Issuer Free Writing Prospectuses relating to the Debt Securities for which Mexico has received the consent of the Underwriters.

(n) Mexico has complied with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing thereof with the Commission or retention where required and legending.

(o) Mexico will not, directly or indirectly, use the proceeds of any sale of the Debt Securities, or lend, contribute or otherwise make available such proceeds to any entity or person, (i) to fund any activities of or business with any person that, at the time of such funding, is the subject of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union, or Her Majesty’s Treasury (collectively, “Sanctions”), or is in a country or territory that, at the time of such funding, is the subject of Sanctions broadly restricting or prohibiting dealings with such country or territory (presently, Crimea, Cuba, Iran, North Korea, Sudan, or Syria) or (ii) in any other manner, in each case as would result in a violation by any person (including any person participating in a sale or offering of the Debt Securities, whether as agent, purchaser, underwriter, advisor, investor or otherwise) of Sanctions.

(p) The terms which follow, when used in this Agreement, shall have the meanings indicated. “Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective and each date after the date hereof on which a document incorporated by reference in the Registration Statement is filed. “Execution Date” shall mean the date that the Terms Agreement is executed and delivered by the parties hereto. “Base Prospectus” shall mean the base prospectus relating to the securities contained in the Registration Statement, as amended from time to time. “Issuer Free Writing Prospectus” shall mean an “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Debt Securities. “Pricing Prospectus” shall mean the Base Prospectus, as amended and supplemented by a preliminary Prospectus Supplement for the Debt Securities. “Prospectus” shall mean the Base Prospectus and the final Prospectus Supplement for the Debt Securities, as filed with the Commission pursuant to Rule 424(b)(2). “Registration

Statement” shall have the meaning given such term in the Terms Agreement. “Time of Sale” shall mean, with respect to the Debt Securities, the date and time set forth in the Terms Agreement relating to the Debt Securities. “Time of Sale Information” shall mean, with respect to the Debt Securities, the Pricing Prospectus for the Debt Securities, considered together with each Issuer Free Writing Prospectus listed in Exhibit A to the Terms Agreement related to the Debt Securities, as of the Time of Sale. Any reference herein to the Registration Statement, the Base Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as filed under the Exchange Act; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Pricing Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference. All references herein to “dollars,” “U.S. $” or “$” shall be to dollars of the United States of America.

2. Purchase and Offering of Debt Securities. (a) The obligations of the Underwriters to purchase Debt Securities will be evidenced by an agreement or exchange of other written communications to which these Underwriting Terms are attached (the “Terms Agreement”) (which shall be in writing and signed by an official holding the position specified in the Confirmation of Authority) at the time Mexico determines to sell the Debt Securities. Unless the context otherwise requires, each reference contained herein to the “Terms Agreement” shall be deemed to include these Underwriting Terms, and express mention of Terms Agreements in any provisions hereof shall not be construed as excluding Terms Agreements in those provisions hereof where such express mention is not made. The Terms Agreement describes the Debt Securities to be purchased by each Underwriter and specifies the aggregate principal amount of such Debt Securities, the price to be paid to Mexico for such Debt Securities, the maturity date of such Debt Securities, the rate at which interest will be paid on such Debt Securities, the dates on which interest will be paid on such Debt Securities and the record date with respect to each such payment of interest, the Closing Date for the purchase of such Debt Securities, the place of delivery of the Debt Securities and payment therefor, the method of payment and any additional requirements for the delivery of opinions of counsel, certificates from Mexico or its officers as described in Sections 5(b), 5(c), 5(d), 5(e), 5(f) and 5(g) hereof. The Terms Agreement may also specify the period of time referred to in Section 4(l) hereof. The Underwriters’ commitment to purchase the Debt Securities shall be deemed to have been made on the basis of the representations and warranties of Mexico contained in this Agreement, and shall be subject to the terms and conditions set forth in this Agreement.

Delivery of the certificates for Debt Securities sold to each Underwriter pursuant to this Agreement shall be made not later than the Closing Date agreed to in the Terms Agreement, against payment of immediately available funds (or such other consideration as is agreed between Mexico and such Underwriter) to the account specified by Mexico in the net amount due to Mexico for such Debt Securities.

Any Debt Security sold to an Underwriter (i) shall be purchased by such Underwriter at a percentage of the principal amount thereof specified in the Terms Agreement less a percentage equal to the commission specified in such Terms Agreement and (ii) may be resold by such Underwriter at varying prices from time to time or, if set forth in the Terms Agreement and Prospectus Supplement, at a fixed public offering price. In connection with any resale of Debt Securities purchased, an Underwriter may use a selling or dealer group and may reallow to any broker or dealer any portion of the discount or commission payable pursuant hereto.

3. Offering and Sale of Debt Securities. (a) Each Underwriter severally represents to and agrees with Mexico that it has not offered or sold, and will not offer or sell, any Debt Securities constituting part of its allotment of Debt Securities to be offered and sold outside the United States (“Non-U.S. Offerings”) within the United States except in accordance with Rule 903 of Regulation S under the Act and that, accordingly, neither such Underwriter nor its affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts with respect to Debt Securities being offered or to be offered and sold in Non-U.S. Offerings. Terms used in this paragraph have the meanings given to them by Regulation S under the Act.

(b) In addition to the provisions of paragraph (a) of this Section 3, each Underwriter severally represents to and agrees with Mexico that it has not offered, sold or delivered and it will not offer, sell or deliver, directly or indirectly, any of the Debt Securities or distribute any Registration Statement, the Base Prospectus or any Prospectus Supplement or any other material relating to the offering of the Debt Securities, in or from any jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with the applicable laws and regulations thereof (including, without limitation, any registration requirements, prospectus delivery or approval requirements or antifraud provisions) and which will not impose any obligations on Mexico except as contained in this Agreement. Without limiting the generality of the foregoing, each Underwriter severally represents and agrees that it has not offered, sold or delivered and it will not offer, sell or deliver, directly or indirectly, any of the Debt Securities in or from any jurisdiction except in accordance with the selling restrictions contained in the Base Prospectus and any selling restrictions contained in the applicable Prospectus Supplement or any other material relating to the offering of the Debt Securities.

(c) Without prejudice to the provisions of Section 1(b) above and except for registration under the Act and compliance with the rules and regulations thereunder and the qualification of the Debt Securities for offer and sale under the laws of such jurisdictions as Mexico and the Underwriters may agree pursuant to Section 4(h), Mexico shall not have any responsibility for, and each Underwriter severally agrees with Mexico that each such Underwriter and its respective affiliates will obtain, any consent, approval or authorization required by them for the purchase, offer, sale or delivery by them of any of the Debt Securities under the laws and regulations in force in any jurisdiction to which they are subject or in or from which they make such purchase, offer, sale or delivery of any of the Debt Securities.

(d) Each Underwriter severally represents and agrees that it has not made and will not make any offer relating to the Debt Securities that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 under the Act) or a portion thereof required to be filed by Mexico with the Commission, other than one or more term sheets relating to the Debt Securities containing customary information and conveyed to purchasers of the Debt Securities or otherwise approved prior to the use thereof by Mexico and the Underwriters, or retained by Mexico under Rule 433 under the Act.

4. Covenants. Mexico agrees with each Underwriter that:

(a) Prior to the termination of the offering of the Debt Securities, Mexico will advise each of the Underwriters promptly of any proposal to amend or supplement the Registration Statement, the Prospectus or the Time of Sale Information (except for a supplement relating to an offering of securities other than debt securities issued under the Registration Statement or the Base Prospectus), and will not effect such amendment or supplementation without the consent of all of the Underwriters, which consent may not be unreasonably withheld. Subject to the foregoing sentence, in connection with an issue of Debt Securities being offered in the United States or being resold into the United States within the period during which a prospectus is required to be delivered with respect to Debt Securities, Mexico will cause each supplement to the Prospectus to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed. Mexico will promptly advise each of the Underwriters (i) when, prior to termination of any offering of Debt Securities, the Registration Statement, Prospectus, or the Time of Sale Information, and any amendment or supplement thereto (except as provided in this Section 4(a) above), shall have been filed with the Commission pursuant to Rule 424(b) or become effective, (ii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by Mexico of any notification with respect to the suspension of the qualification of the Debt Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. Mexico will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) If, at any time when a prospectus relating to the Debt Securities (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it shall be necessary to amend the Registration Statement or supplement the Time of Sale Information or the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, Mexico promptly will (i) notify each

Underwriter, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance and (iii) supply any supplemented Prospectuses and Time of Sale Information to each Underwriter in such quantities as such Underwriter may reasonably request; provided, however, that in the event that any Underwriter is required to deliver a prospectus relating to the Debt Securities at any time nine months or more after the Closing Date, such Underwriter shall reimburse Mexico for its reasonable and documented out-of-pocket expenses (including legal fees and disbursements of its counsel) in connection with the preparation and filing of such amendment or supplement and the furnishing to such Underwriter of such supplemented Prospectuses.

(c) Mexico will not make any offer relating to the Debt Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act without each Underwriter’s prior written consent.

(d) Mexico will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing thereof with the Commission or retention where required and legending.

(e) Mexico agrees that if at any time following issuance of an Issuer Free Writing Prospectus in respect of the Debt Securities any event occurs as a result of which such Issuer Free Writing Prospectus (i) would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or (ii) when taken together with the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, Mexico will give each Underwriter, or cause each Underwriter to be given, prompt notice thereof, and if the Underwriters so request, will cause to be prepared and furnished without charge to each of them an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to Mexico by any Underwriter expressly for use therein.

(f) Mexico will make generally available to its security holders in the United States and to each Underwriter as soon as practicable, a statement of Mexico’s revenues and expenditures for the first full fiscal year commencing after the date hereof which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(g) Mexico will cause to be furnished to each Underwriter and its counsel, without charge, copies of the Registration Statement (including exhibits and all amendments thereto) and, so long as delivery of a prospectus may be required by the Act, as many copies of the Prospectus, any supplement thereto and any Issuer Free Writing Prospectus relating to the Debt Securities as each Underwriter may reasonably request.

(h) Mexico will arrange for the qualification of the Debt Securities for sale under the laws of such jurisdictions of the United States and Canada as any Underwriter may designate and such other jurisdictions as Mexico and each Underwriter shall agree upon and will maintain such qualifications in effect so long as required for the distribution of the Debt Securities; provided, however, that in connection therewith Mexico shall not be required to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not at the date hereof subject.

(i) So long as any of the Debt Securities are outstanding, Mexico will obtain and maintain in full force and effect all governmental approvals which may be necessary under the laws of Mexico for the performance of Mexico’s obligations under such Debt Securities or for the validity or enforceability thereof or hereof and duly take all necessary and appropriate governmental and administrative action in Mexico in order to permit all payments to be made under such Debt Securities in accordance with their terms including, without limitation, causing that payments made pursuant to such Debt Securities be included in Mexico’s Annual Federal Budget.

(j) Mexico will notify the Comisión Nacional Bancaria y de Valores (the “National Banking and Securities Commission”), only for informational purposes, of the offering of the Debt Securities, in accordance with the Mexican Securities Market Law.

(k) Unless otherwise specified in the Terms Agreement, Mexico shall pay all expenses incident to the performance of its obligations under this Agreement, whether or not any sale of the Debt Securities is consummated, including the fees and disbursements of its counsel, the cost of printing or other production and delivery of the Registration Statement, the Prospectus, all amendments thereof and supplements thereto, the cost of preparing, printing, packaging and delivering the Debt Securities, the fees and disbursements, other than the fees and disbursements of each Underwriter’s counsel, incurred in compliance with Section 4(h), the fees and disbursements of the Trustee, the fees of any agency that rates the Debt Securities and the filing fees incident to any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Debt Securities.

(l) During the period, if any, specified in the Terms Agreement, Mexico shall not, without the prior consent of each Underwriter thereunder, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities constituting External Indebtedness of Mexico (other than any External Indebtedness with an original maturity of one year or less, the Debt Securities being sold pursuant to this Agreement and any other debt securities described in such Terms Agreement).

(m) The issuance of the Debt Securities under this Agreement and under the Indenture will comply with and will be within the limits set forth in Mexico’s Federal Revenue Law for the applicable year.

(n) Unless otherwise set forth in the Prospectus Supplement, Mexico will apply to list the Debt Securities on the Luxembourg Stock Exchange and to have the Debt Securities admitted for trading on the Euro MTF Market, the alternative market of the Luxembourg Stock Exchange, and will use its best efforts to furnish to such Exchange all documents, information and undertakings that may be reasonably necessary in order to effect such listing and to cause such listing to be continued so long as any of the Debt Securities remain outstanding.

(o) Neither Mexico nor any person acting on its behalf will engage in any directed selling efforts in the United States with respect to Debt Securities which are to be offered and sold pursuant to a Non-U.S. Offering.

(p) In respect of any Debt Securities which must be redeemed before the first anniversary of the date of their issue, Mexico will issue such Debt Securities only if the Debt Securities can be issued without contravention of Section 19 of the Financial Services and Markets Act 2000.

5. Conditions to the Obligations of the Underwriters. The obligations of each Underwriter to purchase the Debt Securities will be subject to the accuracy of the representations and warranties on the part of Mexico contained in this Agreement as of the Execution Date and as of the Closing Date for the Debt Securities, to the performance and observance by Mexico of all its covenants and agreements contained in this Agreement and to the following additional conditions precedent:

(a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened;

(b) Mexico shall have furnished to each Underwriter an opinion, in form and substance reasonably satisfactory to the Underwriters, of the Federal Fiscal Attorney of the Federation, the Deputy Federal Fiscal Attorney of the Federation for Financial Affairs of Mexico or the Deputy Director General of Legal Procedures of Credit of the Ministry of Finance and Public Credit, dated as of the Closing Date, to the effect that:

(i) pursuant to Mexico’s Constitution and other Mexican laws and regulations, and in particular to Article 4, fraction I, and Article 5, fractions I, II and III of the General Law of Public Debt, Mexico has full power and authority to execute and deliver the Authorization, and to perform and comply with the terms and provisions of this Agreement, the Indenture and the Authorization; this Agreement, the Indenture and the Authorization have been duly authorized, executed and delivered by Mexico and, assuming that each of this Agreement, the Indenture and the Authorization constitutes a valid and legally binding agreement under New York law, each of this Agreement, the Indenture and the Authorization constitutes a valid and legally binding agreement, enforceable in accordance with its respective terms, subject to laws of general applicability relating to or affecting creditors’ rights;

(ii) pursuant to Mexico’s Constitution and other Mexican laws and regulations, and in particular to Article 5 of the General Law of Public Debt, Mexico has full power and authority to enter into, perform and comply with the terms and provisions of the Debt Securities; the Debt Securities have been duly authorized in accordance with the laws of Mexico; when executed, issued and delivered in accordance with the laws of Mexico, authenticated in accordance with the provisions of the Indenture and delivered against payment therefor in accordance with this Agreement, the Debt Securities will constitute valid, legally binding, direct, general and unconditional Public External Indebtedness (as defined herein) of Mexico enforceable in accordance with their terms and entitled to the benefits of the Indenture and the Authorization; such obligations shall not in any way be legally affected or impaired as a result of any use to be made by Mexico of the proceeds received by it from the sale of the Debt Securities; and the Debt Securities rank and will rank without any preference among themselves and equally with all other unsubordinated Public External Indebtedness of Mexico, it being understood that this provision will not be construed so as to require Mexico to make payments under the Debt Securities ratably with payments being made under any other Public External Indebtedness;

(iii) neither the execution and delivery of this Agreement, the Indenture, the Authorization or the Debt Securities, nor the consummation of the transactions therein or herein contemplated nor compliance with the terms and provisions thereof or hereof, including performance of each of the obligations contained therein or herein (A) will conflict with, violate or result in a breach of the Political Constitution of Mexico or any law, rule or regulation of or applicable to Mexico (including without limitation the Federal Revenue Law for the applicable Fiscal Year, in particular, Article 2, or any other reference to the authorization given to the Executive Branch, through the Ministry of Finance and Public Credit, to contract loans and issue securities in foreign markets to finance the Federal Budget for the applicable Fiscal Year as well as for the purpose of exchanging or refinancing Mexico’s External Indebtedness, and all other provisions included in such law (and, in the case of this Agreement, the Federal Revenue Law for the year of the Closing Date)), (B) will conflict with or result in a breach of any of the terms, conditions or provisions of any treaty, convention, material agreement or material instrument to which Mexico is a party or by which Mexico is bound or constitute a default thereunder or (C) will result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the revenues or assets of Mexico under any such agreement or instrument;

(iv) the Registration Statement and the Prospectus and their filing with the Commission have been duly authorized by Mexico, and the Registration Statement has been duly executed by and on behalf of Mexico; the information in the Registration Statement and the Prospectus stated on the authority of public officials of Mexico has been stated in their official capacities thereunto duly authorized by Mexico; and all statements with respect to or involving matters of Mexican law set forth in the Registration Statement and the Prospectus are true and correct in all material respects;

(v) all authorizations, approvals and consents (which shall be specified in such opinion and certified copies of which shall be furnished to the United States counsel to the Underwriters and the Mexican counsel to the Underwriters) from and registrations with all governmental authorities in Mexico that are necessary for the execution and delivery of this Agreement, the Indenture, and the Authorization, and for the execution, issuance, sale and delivery of the Debt Securities under this Agreement and the performance by Mexico of the covenants contained in this Agreement, the Indenture, the Authorization and the Debt Securities have been obtained and are in full force and effect; once the Debt Securities are issued, a notice is required to be delivered by Mexico to the National Banking and Securities Commission; provided, however, that the failure to give such notice shall not affect Mexico’s obligations under the Debt Securities; all necessary action by Mexico in connection with the Debt Securities has been duly taken, including the issuance of a Decree of the President of Mexico;

(vi) under the laws of Mexico, specifically in accordance with Articles 3 and 4 of the Federal Code of Civil Procedures of Mexico, neither Mexico nor any of its properties has, with respect to any action, claim or proceeding arising out of or based upon this Agreement, the Indenture or the Authorization regarding the execution, issuance, sale and delivery of the Debt Securities, any immunity from jurisdiction of any court or from set-off or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise), except that under Article 4 of the Federal Code of Civil Procedures of Mexico, attachment prior to judgment or attachment in aid of execution may not be ordered by Mexican courts against property of Mexico;

(vii) the choice of New York law in this Agreement, the Indenture (including the Authorization pursuant thereto) and the Debt Securities is a valid choice of law and, accordingly, would be recognized and applied by the courts of Mexico if this Agreement, the Indenture, the Authorization or the Debt Securities or any claim made thereunder is brought before any such court (provided that in any proceedings in Mexico for the enforcement of this Agreement, the Indenture, the Authorization or the Debt Securities, a Mexican court would apply Mexican procedural law); the irrevocable submission of Mexico pursuant to Section 13 hereof and Section 9.7 of the Indenture to the jurisdiction of any state or federal court sitting in The Borough of Manhattan, The City of New York, in respect of any action by any Underwriter, or by any persons controlling such Underwriter, arising out of or based upon this Agreement or any action brought by any of the holders of the Debt Securities or the Trustee arising out of or based on the Indenture or the Debt Securities, as the case may be, and the waiver by Mexico of any objection to the venue of any such proceeding in any such court are legal, valid and binding according to Article 566 of the Federal Code of Civil Procedures of Mexico; the waiver by Mexico pursuant to Section 13 hereof and Section 9.7 of the Indenture of any immunity to jurisdiction or sovereign immunity to which it may otherwise be entitled (excluding, in respect of actions brought against Mexico, attachment prior to judgment or attachment in aid of execution, as set forth in Article 4 of the Federal Code of Civil Procedures) with respect to any action, claim or proceeding arising out of or based upon this Agreement, the Indenture or the Debt Securities, as the case may be, or to any right to which it may be entitled, based upon place of residence or domicile, is legal, valid and binding; the appointment of Mexico’s Consul General in The City of New York as agent to receive service of process on behalf of Mexico for the purposes described in Section 13 hereof and Section 9.7 of the Indenture is legal, valid and binding; service of process effected in the manner set forth in Section 13 hereof and Section 9.7 of the Indenture, assuming its validity under New York law, will be effective, to confer valid personal jurisdiction over Mexico;

(viii) in accordance with article 104, fracción III of the Constitution of Mexico, any action against Mexico arising out of or based on the Debt Securities, or arising out of or based on this Agreement, may be instituted by the holders of the Debt Securities or by the Underwriters, as the case may be, in any competent court in Mexico; any judgment obtained in a New York state or federal court sitting in The Borough of Manhattan, The City of New York, arising out of or in relation to the obligations of Mexico under this Agreement or the Debt Securities, as the case may be, would be enforceable, subject to the limitations described in clause (vi) above, against Mexico in the courts of Mexico pursuant to Articles 569 and 571 of the Federal Code of Civil Procedures of Mexico and Article 1347A of the Commerce Code, which provide, inter alia, that any judgment rendered outside Mexico may be enforced by Mexican courts, provided that:

(A) such judgment is obtained in compliance with the legal requirements of the jurisdiction of the court rendering such judgment and in compliance with all legal requirements of this Agreement or the Debt Securities, as the case may be;

(B) such judgment is strictly for the payment of a certain sum of money, provided that, under the Mexican Monetary Law, payments which should be made in Mexico in foreign currency, whether by agreement or upon a judgment of a Mexican court, may be discharged in Mexican currency at a rate of exchange for such currency prevailing at the time of payment;

(C) service of process was made personally on Mexico or on the appropriate process agent;

(D) such judgment does not contravene Mexican public policy or laws;

(E) the applicable procedure under the laws of Mexico with respect to the enforcement of foreign judgments (including the issuance of a letter rogatory by the competent authority of such jurisdiction requesting enforcement of such judgment and the certification of such judgment as authentic by the corresponding authorities of such jurisdiction in accordance with the laws thereof), is complied with;

(F) such judgment is final in the jurisdiction where obtained;

(G) the action in respect of which such judgment is rendered is not the subject matter of a lawsuit among the same parties pending before a Mexican court; and

(H) the courts of such jurisdiction recognize the principles of reciprocity in connection with the enforcement of foreign judgments in such jurisdiction;

(ix) to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement, the Indenture (including the Authorization pursuant thereto) or the Debt Securities, it is not necessary that this Agreement, the Indenture (including the Authorization pursuant thereto) or the Debt Securities or any other document be filed, registered or recorded with, or executed or notarized before, any court or other authority in Mexico, or that any registration charge or stamp or similar tax be paid on or in respect of this Agreement, the Indenture, the Authorization or the Debt Securities, or any other document, provided that, in the event any legal proceedings are brought in any court of Mexico, a Spanish translation of the documents required in such proceedings prepared by a court-appointed translator would, pursuant to Article 271 of the Federal Code of Civil Procedures of Mexico, have to be approved by such court after the defendant had been given an opportunity for a hearing as to the accuracy of such translation, and proceedings would thereafter be based upon such translation;

(x) pursuant to article 5, fraction II, second paragraph, of the General Law of Public Debt and article 166, paragraph a, of the Income Tax Law, payments of principal, premium or interest in respect of the Debt Securities will be exempt from any withholding tax, provided that such Debt Security is directly held by an individual or corporation who is not a resident of Mexico for tax purposes and that such Debt Security is not held through a permanent establishment for tax purposes in Mexico to which such principal, premium or interest payments are attributable, and the Debt Security is not paid in Mexico; Mexico does not impose any stamp, registration or similar taxes payable by a foreign holder in connection with the purchase, ownership or disposition of the Debt Securities; there is no stamp, income, registration, withholding or similar taxes imposed by Mexico or any political subdivision thereof by cause of the delivery, execution or enforcement of this Agreement, the Indenture, the Authorization or the Debt Securities.

(xi) this Agreement, the Indenture, the Authorization and the Debt Securities are in proper legal form under the laws of Mexico for the enforcement thereof against Mexico under the laws of Mexico, provided that, in the event any legal proceeding is brought in any court of Mexico, a Spanish translation of the documents required in such proceedings prepared by a court-appointed translator would, pursuant to Article 271 of the Federal Code of Civil Procedures of Mexico, have to be approved by such court after the defendant had been given an opportunity for a hearing as to the accuracy of such translation, and proceedings would thereafter be based upon such translation; and

(xii) the information contained in the Base Prospectus under the caption “Taxation—Mexican Taxation” fairly summarizes the provisions of Mexican tax law therein described.

In rendering such opinion, such counsel may rely, without independent investigation on its part, as to all matters governed by United States Federal and New York law upon the opinion or opinions referred to under subsection (c) below;

(c) Each Underwriter shall have received from Cleary Gottlieb Steen & Hamilton LLP, United States counsel to Mexico, such opinion or opinions, dated the Closing Date in form and substance reasonably satisfactory to the Underwriters, to the effect that:

(i) this Agreement has been duly executed and delivered by Mexico under the law of the State of New York;

(ii) the Indenture has been duly executed and delivered by Mexico and, assuming due authorization, execution and delivery of the Indenture by the Trustee, constitutes valid, binding and enforceable obligations of Mexico, (A) subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (B) subject to possible judicial action giving effect to foreign governmental actions or foreign laws affecting creditors’ rights;

(iii) assuming due authorization, execution and delivery by Mexico of the Authorization setting forth the specific terms of the Debt Securities, and of the Debt Securities against payment therefor, and assuming due authentication, execution and delivery of the Debt Securities by the Trustee, the Debt Securities will be the valid, binding and enforceable obligations of Mexico, entitled to the benefits of the Indenture, (A) subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (B) subject to possible judicial action giving effect to foreign governmental actions or foreign laws affecting creditors’ rights;

(iv) the issuance and sale of the Debt Securities by Mexico pursuant to this Agreement and the performance by Mexico of its obligations in this Agreement, the Indenture and the Debt Securities do not require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York that in such counsel’s experience is normally applicable in relation to transactions of the type contemplated by this Agreement, the Indenture, any Authorization and the Debt Securities, except such as have been obtained or effected under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Debt Securities under this Agreement (as to which such counsel need express no opinion);

(v) under the laws of the State of New York relating to submission to jurisdiction, Mexico has pursuant to Section 13 hereof validly and irrevocably submitted to the jurisdiction of any state or federal court located in The Borough of Manhattan, The City of New York, in any action arising out of or based upon this Agreement, has to the fullest extent permitted by applicable law validly and irrevocably waived any objection to the venue of any such action in any such court, and has validly and irrevocably appointed its Consul General in The City of New York as its authorized agent for the purpose described in Section 13 hereof; service of process effected in the manner set forth in Section 13 hereof will be effective to confer valid personal jurisdiction over Mexico in any such action; and the waiver by Mexico pursuant to Section 13 hereof of any immunity to jurisdiction to which it may otherwise be entitled (including sovereign immunity and immunity from pre-judgment attachment, post-judgment attachment and execution) is valid and binding under New York and federal law, subject to the limitations imposed by the United States Foreign Sovereign Immunities Act of 1976;

(vi) the statements set forth under the heading “Description of the Notes” in the Prospectus Supplement and “Description of the Securities—Debt Securities” in the Prospectus, insofar as such statements purport to summarize certain provisions of the Debt Securities and the Indenture, provide a fair summary of such provisions; and

(vii) the description of U.S. Federal tax consequences set forth under the caption “Taxation—United States Federal Taxation” in the Base Prospectus, insofar as such description purports to summarize federal laws of the United States referred to thereunder, constitutes a fair summary of the principal U.S. Federal tax consequences of an investment in the Debt Securities.

In rendering such opinion, such counsel may state that (x) they have assumed that any documents referred to in their opinion and executed by Mexico have been duly authorized, executed and delivered pursuant to Mexican law; and (y) they have assumed that Mexico and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to Mexico regarding matters of the federal law of the United States of America or the law of the State of New York that in such counsel’s experience are normally applicable with respect to such agreement or obligation). In addition, such counsel shall have furnished to each Underwriter a letter, dated the Closing Date, to the effect that:

(i) the Registration Statement, at the time it became effective, and the Prospectus (except the financial and statistical data (including the mining and petroleum reserve and production data) included therein, as to which such counsel need express no view), as of the Time of Sale and the Closing Date, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations thereunder;

(ii) no information has come to such counsel’s attention that causes such counsel to believe that the Registration Statement (except the financial and statistical data (including the mining and petroleum reserve and production data) included therein, as to which such counsel need express no view), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(iii) no information has come to such counsel’s attention that causes such counsel to believe that the Time of Sale Information (as of the Time of Sale) or the Prospectus (except the financial and statistical data (including the mining and petroleum reserve and production data) included therein, as to which such counsel need express no view), as of the Time of Sale and the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(iv) the Registration Statement is effective under the Act and, to the best of such counsel’s knowledge, no stop order with respect thereto has been issued, or proceeding for that purpose has been instituted or threatened, by the Commission.

Such counsel may state that in connection with the foregoing statements it expresses no view as to the financial and statistical data included in the Prospectus and the Registration Statement, including the mining or petroleum reserve or production information therein, nor the information included therein under the caption “Plan of Distribution” in the Base Prospectus. Such counsel may also state that they are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except to the extent expressly set forth in subsection (vii) or (viii) above) and that such counsel makes no representation that such counsel has independently verified the accuracy, completeness and fairness of such statements (except as aforesaid);

(d) Each Underwriter shall have received from Ritch, Mueller, Heather y Nicolau, S.C., Mexican counsel to the Underwriters, an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters. In rendering such opinion, such Mexican counsel to the Underwriters may rely, without independent investigation on its part, as to all matters governed by United States Federal and New York law upon the opinion of the United States counsel to the Underwriters described in subsection (e) of this Section 5;

(e) Each Underwriter shall have received from Sullivan & Cromwell LLP, United States counsel to the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Debt Securities, the Indenture, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Underwriters may reasonably require, and Mexico shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, such United States counsel to the Underwriters may rely, without independent investigation on its part, as to matters governed by Mexican law upon the opinion of the Federal Fiscal Attorney of the Federation, the Deputy Federal Fiscal Attorney of the Federation for Financial Affairs of Mexico or the Deputy Director General of Legal Procedures of Credit of the Ministry of Finance and Public Credit described in subsection (b) of this Section 5 and the opinion of the Mexican counsel to the Underwriters described in subsection (d) of this Section 5;

(f) Mexico shall have furnished to each Underwriter a certificate, signed by an official named in the Confirmation of Authority, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

(i) the representations and warranties of Mexico in this Agreement are true and correct in all material respects on and as of such date with the same effect as if made on such date;

(ii) Mexico has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to the obligation of the Underwriters to purchase the Debt Securities;

(iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of Mexico’s knowledge, threatened; and

(iv) since the respective dates as of which information is given in the Prospectus as amended or supplemented there has been no material adverse change in or affecting the financial, economic, political or other condition of Mexico except as set forth in or contemplated by the Registration Statement and the Prospectus.

(g) An official named in the Confirmation of Authority shall have furnished to each Underwriter a certificate, dated the Closing Date, to the effect that as of its effective date, the Registration Statement and any further amendment thereto made by Mexico prior to the Closing Date did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading and that, as of their respective dates, the Time of Sale Information, the Prospectus and any further amendment or supplement thereto made by Mexico prior to the Closing Date did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and that, as of the Closing Date, neither the Registration Statement nor the Prospectus or any further amendment or supplement thereto made by Mexico prior to the Closing Date contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing certification shall not apply to any statements in or omissions from the Registration Statement, the Time of Sale Information or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to Mexico in writing by the Underwriters expressly for use in the Registration Statement or the Prospectus or any amendment or supplement thereto; and

(h) Prior to the Closing Date, Mexico shall have furnished to each Underwriter such further information, certificates and documents as such Underwriter may reasonably request and the opinions and certificates mentioned above or elsewhere in this Agreement shall be in all material respects reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

The documents required to be delivered by this Section 5 shall be delivered at the office of the United States counsel to Mexico, Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006.

If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in the this Agreement and required to be delivered to the Underwriter pursuant to the terms thereof (other than any such opinions or certificates delivered to and accepted by the Underwriters prior to the Execution Date of this Agreement) shall not be in all material respects reasonably satisfactory in form and substance to the Underwriter and its counsel, this Agreement and all obligations of the Underwriter hereunder and with respect to the Debt Securities subject thereto may be cancelled at, or at any time prior to, the respective Closing Date by the Underwriter. Notice of such cancellation shall be given to Mexico in writing or by telephone or telegraph confirmed in writing.

6. Indemnification and Contribution. (a) Mexico agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls each Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which each Underwriter, they or any Underwriter or them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Time of Sale Information (or any part thereof) or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such indemnified party for any legal or other expenses, as incurred, reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Mexico will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to Mexico by any Underwriter specifically for inclusion therein.

Mexico further agrees to indemnify and hold harmless each Underwriter against any requirement under the laws of Mexico to pay any stamp or similar taxes in connection with any issuance of the Debt Securities to such Underwriter by Mexico.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless Mexico and each of its officials, including its authorized representative in the United States, who signs the Registration Statement to the same extent as the foregoing indemnity from Mexico to each Underwriter, but only with reference to written information relating to such Underwriter furnished to Mexico by such Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, which consent will be not unreasonably withheld. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought under this Agreement (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 6 is unavailable to or insufficient to hold harmless an indemnified party for any reason, Mexico and each Underwriter agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which Mexico and one or more Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by Mexico and by each Underwriter from the offering of the Debt Securities from which such Losses arise; provided, however, that in no case shall any Underwriter be responsible for any amount in excess of the commissions received by such Underwriters in connection with the sale of the Debt Securities from which such Losses arise (or, in the case of Debt Securities sold pursuant to this Agreement, the aggregate commissions or underwriting discounts payable pursuant thereto). If the allocation provided by the immediately preceding sentence is unavailable for any reason, Mexico and each Underwriter shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of Mexico and of each Underwriter in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by Mexico shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) of the Debt Securities from which such Losses arise, and benefits received by each Underwriter shall be deemed to be equal to the aggregate commissions or underwriting discounts payable pursuant to this Agreement in connection with the sale of the Debt Securities from which such Losses arise. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by Mexico or any Underwriter. Mexico and each Underwriter agrees that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls any Underwriter within the meaning of the Act or the Exchange Act and each director, officer, employee and agent of such Underwriter shall have the same rights to contribution as such Underwriter and each official of Mexico who shall have signed the Registration Statement shall have the same rights to contribution as Mexico, subject in each case to the applicable terms and conditions of this paragraph (d).

7. Termination. This Agreement shall be subject to termination in the absolute discretion of each Underwriter, by notice given to Mexico prior to delivery of any payment for any Debt Security to be purchased thereunder, if prior to such time:

(a) In the case of Debt Securities sold pursuant to a Non-U.S. Offering: in the opinion of the Underwriter, after consultation with Mexico, there shall have been such a change in national or international financial, political or economic conditions or currency exchange rates or exchange controls as would in its view be likely to prejudice materially the success of the offering and distribution of the Debt Securities or dealings in the Debt Securities in the secondary market; or

(b) In the case of Debt Securities sold pursuant to any other offering:

(i) there shall have occurred, subsequent to the date of this Agreement, any material adverse change in or affecting the financial, economic, political or other condition, or foreign exchange controls, of Mexico otherwise than as set forth in or contemplated by the Prospectus the effect of which is, in the reasonable judgment of the Underwriter, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of such Debt Securities, or there shall have occurred, subsequent to the date of this Agreement, any prospective material adverse change in or affecting the financial, economic, political or other condition, or foreign exchange controls, of Mexico, otherwise than as set forth in or contemplated by the Prospectus, that, in the reasonable judgment of the Underwriter, has had so material and adverse an impact on the market for Mexico’s securities as to make it impractical or inadvisable to proceed with the offering or delivery of such Debt Securities;

(ii) there shall have been, subsequent to the date of this Agreement, (1) any downgrading in the rating accorded Mexico’s debt securities by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“Standard & Poor’s”) or, in the event Standard & Poor’s is no longer rating the debt securities of Mexico, another nationally recognized statistical rating agency as reasonably agreed upon by Mexico and the Underwriters or (2) any public announcement that the rating of any of Mexico’s debt securities is under surveillance or review, with possible negative implications, by Standard & Poor’s or such other rating agency, as aforesaid, except that if the Terms Agreement so specifies, this Section 7(b)(ii) will not apply;

(iii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange;

(iv) trading of any securities of Mexico shall have been formally suspended on any exchange or in any over-the-counter market outside Mexico;

(v) a general moratorium on commercial banking activities in New York or Mexico shall have been declared by either United States or New York State authorities or authorities of Mexico, respectively;

(vi) a material disruption of the settlement or clearance of debt securities in the United States, Europe or Mexico shall occur and continue until at least the business day preceding the Closing Date, and such event shall make it impractical to proceed with the delivery of such Debt Securities; or

(vii) there shall have occurred any outbreak or escalation of hostilities involving the United States or Mexico or the declaration by the United States or Mexico of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the reasonable judgment of the Underwriter, impracticable or inadvisable to proceed with the offering or delivery of such Debt Securities as contemplated by the Prospectus.

8. Survival of Certain Provisions. The respective agreements, representations, warranties, indemnities and other statements of Mexico or its officers and of each Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of each Underwriter or Mexico or any of the directors, officers, employees, agents or controlling persons referred to in Section 6 hereof, and will survive delivery of and payment for the Debt Securities. The provisions of Sections 4(k) and 6 hereof shall survive the termination or cancellation of this Agreement.

9. Notices. All communications under this Agreement will be in writing and effective only on receipt, and, if sent to any Underwriter, will be mailed or delivered and confirmed to such Underwriter at the address specified in the Terms Agreement or otherwise furnished to Mexico in writing for the purpose of communications under this Agreement or; or, if sent to Mexico, will be mailed, delivered or sent by electronic mail and confirmed to it at:

United Mexican States

Secretaría de Hacienda y Crédito Público

Unidad de Crédito Público

Insurgentes Sur 1971, Torre III, Piso 7

Col. Guadalupe Inn

Delegación Álvaro Obregón

01020 Ciudad de México

México

Attention: Deputy Undersecretary for Public Credit

10. Successors. This Agreement shall become binding on each of the Underwriters and Mexico at such time as such Underwriter shall execute and deliver to Mexico a duly executed counterpart of the Terms Agreement. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors, the directors, officers, employees, agents and controlling persons referred to in Section 6 hereof, and no other person will have any right or obligation under this Agreement.

11. Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, except that all matters governing authorization and execution of this Agreement by Mexico shall be governed by the law of Mexico.

12. English Documents. All documents to be delivered under this Agreement by Mexico shall be in the English language or accompanied by an English translation.

13. Appointment of Agent for Service. Mexico has irrevocably appointed its Consul General in New York City and his successors as its authorized agent (the “Authorized Agent”) upon whom process may be served in any action by any Underwriter, or by any persons controlling such Underwriter, arising out of or based upon this Agreement which may be instituted in any state or federal court in The Borough of Manhattan, The City of New York (the “Specified Courts”). Each of the parties hereto irrevocably submits to the jurisdiction of the Specified Courts in respect of any such action, irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such action in the Specified Courts and waives any right to which it may be entitled on account of residence or domicile. Mexico will maintain at all times in The Borough of Manhattan, The City of New York, a person acting as or discharging the function of Consul General as long as any of the Debt Securities remain outstanding or, if such person shall not be maintained, Mexico will appoint CT Corporation System or its successor to act as its process agent as provided herein. Mexico will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent at 27 East 39th Street, New York, New York 10016, or, if applicable, CT Corporation System or its successor, and written notice of such service mailed or delivered to Mexico at its address set forth in Section 9 hereof shall be deemed, in every respect, effective service of process upon Mexico. Notwithstanding the foregoing, any such action may be instituted in any competent court in Mexico. Any purported revocation by Mexico of such appointment pursuant to this Section 13 shall be ineffective with regard to this Agreement unless revoked with the prior written consent of each Underwriter prior to the execution of this Agreement. Mexico hereby irrevocably waives any immunity from jurisdiction to which it might otherwise be entitled (including sovereign immunity and immunity from pre-judgment attachment, post-judgment attachment and execution) in any such action in the Specified Courts or in any competent court in Mexico, except that under Article 4 of the Federal Code of Civil Procedure of Mexico attachment prior to judgment or attachment in aid of execution will not be enforced by Mexican courts against any of the property of Mexico.

14. Waiver of Jury Trial. Mexico and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

15. Underwriters not Fiduciaries. Mexico acknowledges and agrees that: (i) the purchase and sale of the Debt Securities pursuant to this Agreement, including the determination of the offering price of the Debt Securities and the underwriting discount, is an arm’s-length commercial transaction between Mexico, on the one hand, and the Underwriters, on the other hand, and Mexico is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with the transactions contemplated hereby and the process leading to such transaction each Underwriter is, has been, and will be acting solely as a principal and is not the financial advisor or fiduciary of Mexico, or its affiliates, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of Mexico with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising Mexico on other matters); and (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Mexico, and the Underwriters have no obligation to disclose any of such interests by virtue of any advisory or fiduciary relationship. Mexico hereby waives and releases, to the fullest extent permitted by law, any claims that Mexico may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty relating to the transactions contemplated by this Agreement.

16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one Agreement.

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